EXHIBIT 4.2

CUSIP NO.:_______________        PRINCIPAL AMOUNT:  $150,000,000
REGISTERED NO. 1
TECO ENERGY, INC.

Remarketed Note Due 2038
/x/       Check this box if the Note is a Global Note.
          Applicable if the Note is a Global Note:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH
OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary ("Depositary"), as requested by an authorized representative of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.




ORIGINAL ISSUE DATE:    INTEREST PAYMENT DATES:    INITIAL CALLHOLDER: Morgan
September __, 1998      March and September 15 of  Stanley & Co. Incorporated,
                        each year, up to but       or its assignee or successor
                        excluding September 15,
ISSUE PRICE:  100%      2001 and commencing March  SINKING FUND: N/A
(as a percentage of     15, 1999.  From and
principal amount)       including September 15,    YIELD TO MATURITY: N/A
                        2001, on the dates
STATED MATURITY:        described in Annex A       REDEMPTION, REPURCHASE
September 15, 2038,     hereto.                    AND CONVERSION OPTIONS: See
subject to mandatory                               reverse of this Note.
tender to the           SPECIFIED CURRENCY: U.S.
Callholder, if any,     dollars (if other than     REMARKETING PROVISIONS: See
as described on the     U.S. dollars): N/A         reverse of this Note.
reverse of this
Note.                   AUTHORIZED DENOMINATIONS:
                        N/A (Only applicable if
INTEREST RATE:  To      Specified Currency is
but excluding           other than U.S. dollars)
September 15, 2001,
_____% per annum.       DEPOSITARY: The Depository
Thereafter, at the      Trust Company
interest rate set
forth in Annex A
hereto.

THIS NOTE SHALL NOT BE VALID FOR ANY PURPOSE UNLESS
PRESENTED TOGETHER WITH AN ANNEX A HERETO (INCLUDING
ANY CONTINUATION THEREOF).   REFERENCE IS MADE TO
ANNEX A FOR CERTAIN TERMS OF THIS NOTE.
     TECO ENERGY, INC., a corporation duly organized and existing under the laws of the State of Florida
(herein called the "Company," which term includes any successor Corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth in Annex A on the Stated
Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York, or its successor in trust (the
"Trustee") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum
(assuming a 360-day year consisting of twelve 30-day months) equal to the Initial Interest Rate set forth in Annex A for the period from the Original Issue
Date to, but excluding, September 15, 2001 (the
"Initial REPS Remarketing Date").  If the Initial
Callholder (as defined above and set forth in Annex
A) elects to purchase this Note on the Initial REPS
Remarketing Date, except in the limited circumstances described on the reverse of this Note, (a) this Note will be subject to mandatory tender to the Initial
Callholder at 100% of the aggregate principal amount thereof for remarketing on the Initial REPS
Remarketing Date, on the terms and subject to the conditions described on the reverse of this Note, and
(b) will for the period from the Initial REPS
Remarketing Date to, but excluding, September 15,
2011, bear interest at the Reps Coupon Reset Rate (as defined on the reverse of this Note). If the Initial
Callholder does not purchase this Note on the Initial
REPS Remarketing Date, this Note automatically will be subject to mandatory tender at 100% of the principal amount thereof for redemption on such date by the Company or for remarketing on such date by a Remarketing Agent (as defined on the Reverse of this Note) in a Commercial Paper Term Mode, Long Term Rate
Mode or a new REPS Mode and will bear interest at a rate and for a period set forth in Annex A hereto.
     Interest will be payable on the Interest Payment
Dates to the Person in whose name this Note is registered at the close of business on the related
Record Date as provided below or as set forth in Annex A. In each case, payments shall be made in accordance with the provisions hereof, including any additional terms specified in Annex A, until the principal hereof is paid or duly made available for payment. References herein to "this Note," "hereof,"
"herein" and comparable terms shall include Annex A.
     So long as this Note bears interest in the Commercial Paper Term Mode, interest will be payable on the Interest Rate Adjustment Date which commences the next succeeding Interest Rate Period for this Note and on such other dates (if any) as will be established by the Company and set forth in Annex A upon conversion of this Note to the Commercial Paper
Term Mode or upon remarketing of this Note in a new
Interest Rate Period in the Commercial Paper Term
Mode. So long as this Note bears interest in the Long Term Rate Mode or the REPS Mode, interest will be payable no less frequently than semiannually on such dates as will be established by the Company and set forth in Annex A upon conversion of this Note to the Long Term Rate Mode or the REPS Mode (or upon remarketing of this Note in a new Interest Rate
Period in the Long Term Rate Mode or the REPS Mode, as the case may be) in the case of a fixed interest rate, or as set forth below under "INTEREST RATE" in the case of a floating interest rate and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period. Such interest will be payable to the Holder hereof as of the related
Record Date, which, so long as this Note bears interest (i) in the Initial Interest Rate Period, are the dates specified in Annex A; (ii) in the Commercial Paper Term Mode, is the Business Day prior to the related Interest Payment Date; and (iii) in the Long Term Rate Mode or the REPS Mode, is the fifteenth calendar day (whether or not a Business
Day) immediately preceding the related Interest
Payment Date. Except as provided below under "FLOATING INTEREST RATES," if any Interest Payment
Date would otherwise be a day that is not a Business
Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.
Interest on this Note while bearing interest in the Commercial Paper Term Mode or at a floating interest rate during a Long Term Rate Period or a REPS Rate
Period will be computed on the basis of actual days elapsed over 360; provided that, if an applicable
Interest Rate Basis is the CMT Rate or Treasury Rate
(each as defined below), interest will be computed on the basis of actual days elapsed over the actual number of days in the year. Interest on this Note while bearing interest in the Long Term Rate Mode or the REPS Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months.
Interest on this Note while bearing interest at the Initial Interest Rate will be computed on the basis of a year of 360 days consisting of twelve 30-day months.
     Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Reference is hereby made to the further
provisions of this Note set forth on the reverse hereof and in Annex A hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, TECO ENERGY, INC. has caused this instrument to be duly executed.


Dated:  September __, 1998


TRUSTEE'S CERTIFICATE         TECO ENERGY, INC.
OF AUTHENTICATION
This is one of the series     By:
designated therein referred   Name:
to in the within-mentioned    Title:
Indenture

THE BANK OF NEW YORK
as Authenticating Agent for the Trustee


By:______________________________
     Authorized signatory

[SEAL]                        [SEAL]

 (REVERSE OF NOTE)

TECO ENERGY, INC.
Remarketed Note Due 2038


     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued under an Indenture dated as of August 17, 1998, as supplemented by the First Supplemental Indenture, dated as of September
1, 1998 (as further amended or supplemented, the "Indenture"), between the Company and The Bank of New
York, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.
                          DEFINITIONS
     The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:
     "Applicable Spread" shall mean the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Callholder on the applicable
Determination Date from the bids quoted by up to five
Reference Corporate Dealers for the full aggregate outstanding principal amount of the Notes at the Dollar Price, but assuming (i) an issue date equal to the applicable REPS Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the next succeeding Interest
Rate Adjustment Date of the Notes, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate
Dealer.  If fewer than five Reference Corporate
Dealers bid as described above, then the Applicable
Spread shall be the lowest of such bid indications obtained as described above. The Reps Coupon Reset
Rate announced by the Callholder, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and holders of the Notes, the Company and the Trustee.
     "Base Rate" shall mean the interest rate established by the Callholder, after consultation with the Company, as the applicable "base rate" at or prior to the commencement of the REPS Mode and set forth in Annex A hereto.
     "Beneficial Owner" shall mean, if this Note is in book-entry form, the Person who acquires an interest in the Note, which is reflected on the records of Depositary through its participants.
     "Business Day" shall mean any day that is not a day on which banking institutions in New York, New
York, or the state in which the office of the Trustee at which the Indenture is administered are authorized or obligated by law or executive order to close;
provided, however, that with respect to Notes in the Long Term Rate Mode or the REPS Mode as to which
LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means (i) if the Index Currency (as hereinafter defined) is other than European Currency Units ("ECU"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on the page (and are not so designated), is a day on which payments in ECU can be settled in the international banking market.
     "Calculation Agent" shall mean, if this Note bears interest at a floating rate, an entity selected by the Company that will determine the interest rate in effect for each Interest Reset Period of this Note subsequent to the initial Interest Reset Date.
     "Calculation Date" shall have the meaning set forth under "FLOATING INTEREST RATES" below.
     "Callholder" shall mean the remarketing agent granted the option under a REPS Remarketing Agreement to purchase this Note in the REPS Mode and subsequently remarket the repurchased Note at a Reps
Coupon Reset Rate.
     "CD Rate" shall have the meaning set forth under "FLOATING INTEREST RATES" below.
     "CMT Rate" shall have the meaning set forth under "FLOATING INTEREST RATES" below.
     "Commercial Paper Term Mode" shall mean the
Interest Rate Mode in which the interest rate on this
Note is reset on a periodic basis that shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode as set forth herein.
     "Commercial Paper Term Period" shall mean the
Interest Rate Period for this Note in the Commercial
Paper Term Mode that is a period of not less than one nor more than 364 consecutive calendar days, as determined by the Company (as described below under "CONVERSION") or, if not so determined, by the Remarketing Agent for this Note (in its best judgment in order to obtain the lowest interest cost for such
Note).  Each Commercial Paper Term Period will
commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for this Note. The interest rate for any Commercial Paper Term Period relating to this Note will be determined not later than 11:50 a.m., New York City time, on the Interest
Rate Adjustment Date for this Note, which is the first day of each Interest Period for this Note.
     "Comparable Treasury Issues" shall mean the United States Treasury security or securities selected by the Callholder as having an actual or interpolated maturity or maturities comparable or applicable to the remaining term to the next succeeding Interest Rate Adjustment Date of this Note when purchased by such Callholder.
     "Comparable Treasury Price" shall mean, with respect to a REPS Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) at 11:00 a.m. on the Determination Date, as set forth on Telerate Page 500 (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date,
(i) the average of the Reference Treasury Dealer
Quotations for such REPS Remarketing Date, after excluding the highest and lowest of such Reference
Treasury Dealer Quotations, or (ii) if the applicable
Callholder obtains fewer than four such Reference
Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page
500" shall mean the display designated as "Telerate
Page 500" on Dow Jones Markets (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones
Markets.
     "Composite Quotations" shall mean the
statistical release entitled "Composite 3:30 P.M.
Quotations for United States Government Securities" published by the Federal Reserve Bank of New York or any successor publication.
     "Depositary" shall mean The Depository Trust
Company or any successor depositary.
     "Designated CMT Telerate Page" shall mean the display on the Dow Jones Markets (or any successor service) on the page specified in the applicable
Floating Interest Rate Notice (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying
Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Floating Interest Rate Notice, the page shall be 7052 for the most recent week.
     "Designated CMT Maturity Index" shall mean the original period to maturity of the United States
Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or
30 years) specified in the applicable Floating
Interest Rate Notice with respect to which the CMT
Rate will be calculated. If no such maturity is specified in the applicable Floating Interest Rate
Notice, the Designated CMT Maturity Index shall be 2 years.
     "Designated LIBOR Page" shall mean (a) if "LIBOR
Reuters" is specified in the applicable Floating
Interest Rate Notice, the display on the Reuters
Monitor Money Rates Service (or any successor service) on the page specified in such Floating
Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Floating Interest Rate
Notice or neither "LIBOR Reuters" nor "LIBOR
Telerate" is specified in the applicable Floating
Interest Rate Notice as the method for calculating
LIBOR, the display on the Dow Jones Markets (or any successor service) on the page specified in such Floating Interest Rate Notice (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.
     "Determination Date" shall mean the third
Business Day immediately preceding the applicable
REPS Remarketing Date.
     "Dollar Price" shall mean the present value determined by the Callholder, as of the applicable
REPS Remarketing Date, of the Remaining Scheduled
Payments discounted to such REPS Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury
Rate.
     "DTC Participant" shall mean an account
maintained by an institution with the Depositary through which securities are held by such institution and accounted for by a book-entry registration and transfer system.
     "Federal Funds Rate" shall have the meaning set forth under "FLOATING INTEREST RATES" below.
     "Floating Interest Rate Notice" shall mean the notice described under "FLOATING INTEREST RATES" below, which is to be provided by the Company to the Trustee and the Remarketing Agent in the event the Company elects to apply a floating interest rate to this Note.
     "Floating Rate Maximum Interest Rate" and
"Floating Rate Minimum Interest Rate" have the respective meanings specified under "FLOATING
INTEREST RATES" below.
     "H.15 (519)" shall mean "Statistical Release
H.15(519), Selected Interest Rates" published by the
Board of Governors of the Federal Reserve System or any successor publication.
     "Index Currency" shall mean the currency or composite currency specified in the applicable
Floating Interest Rate Notice as to which LIBOR will be calculated. If no such currency or composite currency is specified in the applicable Floating
Interest Rate Notice, the Index Currency will be
United States dollars.
     "Index Maturity" shall mean the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.
     "Initial Interest Rate" shall mean the annual rate of interest applicable to this Note during the Initial Interest Rate Period as set forth on Annex A hereto.
     "Initial Interest Rate Period" shall mean the period from the Original Issuance Date to, but excluding, the Initial REPS Remarketing Date.
     "Initial Callholder" means the Callholder with the option to purchase this Note on the Initial REPS
Remarketing Date, the identity of which Initial
Callholder is set forth in Annex A hereto.
     "Initial REPS Remarketing Date" shall mean the date designated by the Initial Callholder, after consultation with the Company, upon which the Initial
Callholder may, if it has so elected, remarket this Note at the Reps Coupon Reset Rate, which date is set forth in Annex A hereto.
     "Interest Determination Date" shall have the meaning specified under "FLOATING INTEREST RATES" below.
     "Interest Payment Date" shall mean the date on which interest on this Note is paid, which date(s) shall be set forth in Annex A hereto.
     "Interest Rate Adjustment Date" shall mean (i) for a particular Interest Rate Period in any Interest
Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread
Multiplier (if any) on this Note subject thereto commences to accrue at the rate determined and announced by the applicable Remarketing Agent for such Interest Rate Period, and (ii) during the Initial Interest Rate Period, the Original Issue
Date.
     "Interest Rate Basis" shall mean the interest rate or interest rate formula to be referenced in determining a floating interest rate, as described under "FLOATING INTEREST RATES" below.
     "Interest Rate Mode" shall mean the mode in which the interest rate on a Note is being determined, i.e., the Commercial Paper Term Mode, the Long Term Rate Mode or the REPS Mode.
     "Interest Rate Period" shall mean (a) if this
Note is in the Commercial Paper Mode or Long Term
Rate Mode, the period of time commencing on the Interest Rate Adjustment Date and extending either
(i) to, but not including, the immediately succeeding
Interest Rate Adjustment Date or (ii), if there is no succeeding Interest Rate Adjustment date, to, but excluding, the Stated Maturity, and during which this Note bears interest at a particular fixed interest rate or floating interest rate; and (b) if this Note is in a REPS Mode, the REPS Rate Period.
     "Interest Reset Date" and "Interest Reset
Period" have the respective meanings specified under "FLOATING INTEREST RATES" below.
     "LIBOR" shall have the meaning specified under "FLOATING INTEREST RATES" below.
     "Long Term Rate Mode" shall mean the Interest
Rate Mode in which the interest rate on this Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode as set forth herein.
     "Long Term Rate Period" shall mean any period of more than 364 days and not exceeding the remaining term to the Stated Maturity of this Note.
     "Notification Date" shall mean a Business Day not later than five Business Days prior to the applicable REPS Remarketing Date.
     "Optional Redemption" shall mean the redemption of this Note prior to its maturity at the option of the Company as described herein.
      "Optional Redemption Price" shall mean, at any given time, the greater of either (i) 100% of the principal amount of this Note or (ii) the Dollar
Price plus in either case accrued and unpaid interest from the REPS Remarketing Date on the principal amount being redeemed to the date of redemption.
     "Original Issue Date" shall have the meaning set forth on the face hereof.
     "Prime Rate" shall have the meaning specified under "FLOATING INTEREST RATES" below.
     "Principal Financial Center" shall mean the capital city of the country issuing the Index
Currency, except that with respect to United Stated dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be the City of New
York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and
Luxembourg, respectively.
     "Reference Corporate Dealers" shall mean such Reference Corporate Dealers as shall be appointed by the Callholder after consultation with the Company and each to be set forth in Annex A hereto.
     "Reference Treasury Dealers" shall mean such Reference Treasury Dealers as shall be appointed by the Callholder after consultation with the Company and each to be set forth in Annex A hereto.
     "Reference Treasury Dealer Quotation" shall mean, with respect to each Reference Treasury Dealer and the REPS Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Callholder by such Reference
Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.
     "Remaining Scheduled Payments" shall mean the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the REPS Remarketing
Date to and including the next succeeding Interest
Rate Adjustment Date.
     "Remarketing Agent" shall mean such agent or agents, including any standby remarketing agent (each a "Standby Remarketing Agent"), as the Company may appoint from time to time for the purpose of remarketing of this Note, as set forth in the remarketing agreement that the Company shall enter into prior to the remarketing of such Notes.
     "Reps Coupon Reset Rate" shall mean the rate equal to the Base Rate established by a Callholder, after consultation with the Company, at or prior to the commencement of the applicable REPS Mode, plus the Applicable Spread, which will be based on the Dollar Price.
     "REPS Mode" shall mean the Interest Rate Mode in which this Note shall bear interest and be subject to remarketing as "REset Put Securities."
     "REPS Period" shall mean, if this Note is remarketed by the Initial Callholder on the Initial
REPS Remarketing Date, that portion of the REPS Rate
Period commencing on the Initial REPS Remarketing
Date up to, but excluding, the next succeeding
Interest Rate Adjustment Date. The REPS Period is set forth in Annex A hereto.
     "REPS Rate Period" shall mean an Interest Rate
Period for this Note if in a REPS Mode established by the Company as a period of more than 364 days and less than the remaining term to the Stated Maturity of such Note; provided, however, that such Interest
Rate Period must end on the day prior to an Interest
Payment Date for such Note. The REPS Rate Period shall consist of the period to and excluding the REPS
Remarketing Date and the period from and including the REPS Remarketing Date to, but excluding, the next succeeding Interest Rate Adjustment Date.
     "REPS Remarketing Agreement" shall mean the agreement by and between the Company and the Callholder dated as of the date commencing the applicable REPS Rate Period which sets forth the rights and obligations of the Company and the Callholder with respect to the remarketing of Notes in the REPS Mode.
     "REPS Remarketing Date" shall mean the date designated by the Callholder, after consultation with the Company, upon which the Callholder may elect to remarket this Note at the Reps Coupon Reset Rate.
     "Reuters Screen U.S. PRIME 1 Page" shall mean the display designated as page "U.S. PRIME 1" on the Reuters Monitor Money Rates Service (or any successor service) on the U.S. PRIME 1 Page (or such other page as may replace the U.S. PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.
     "Special Interest Rate" shall have the meaning set forth below under subsection (d) of "INTEREST
RATE."
     "Special Mandatory Purchase" shall mean the obligation of the Company to purchase Notes not successfully remarketed by the Remarketing Agent and the applicable Standby Remarketing Agent(s) by 3:00 p.m., New York City time, on any Interest Rate
Adjustment Date.
     "Spread" shall mean the number of basis points to be added to or subtracted from the related
Interest Rate Basis or Bases applicable to an Interest Rate Period for such Note.
     "Spread Multiplier" shall mean the percentage of the related Interest Rate Basis or Bases applicable to an Interest Rate Period by which such Interest
Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for an Interest Rate Period.
     "Stated Maturity" shall mean September 15, 2038.
     "Treasury Bills" shall have the meaning
specified under "FLOATING INTEREST RATES" below.
     "Treasury Rate" shall have the meaning specified under "FLOATING INTEREST RATES" below.
     "Weekly Rate Period" is a Commercial Paper Term
Period and will be a period of seven days commencing on any Interest Rate Adjustment Date and ending on the day preceding the first day of the next Interest
Rate Period for such Note.

                         INTEREST RATE

     (a)  Initial Interest Rate.   This Note will
bear interest at the rate per annum (assuming a 360-day
year consisting of twelve 30-day months) during
the Initial Interest Rate Period identified as the
Initial Interest Rate in Annex A hereto.
     (b)  Subsequent Interest Rates.    (i)  If the
Initial Callholder elects to purchase this Note as
described herein, this Note will be subject to
mandatory tender to the Initial Callholder on the
Initial REPS Remarketing Date, except in the limited circumstances described herein, and will, for the
REPS Period bear interest at the Reps Coupon Reset
Rate as defined herein and which will be set forth in
Annex A hereto.
          (ii) If the Initial Callholder does not
purchase this Note on the Initial REPS Remarketing
Date, this Note automatically will be subject to
mandatory tender at 100% of the principal amount
thereof for redemption on such date by the Company or
for remarketing on such date by a Remarketing Agent
in a Commercial Paper Term Mode, a Long Term Rate
Mode or a new REPS Mode and will bear interest at a
rate and for a period set forth in Annex A hereto.
          (iii)     The interest rate and, in the
case of a floating interest rate, the Spread (if any)
and the Spread Multiplier (if any) for this Note will
be announced by the applicable Remarketing Agent on
or prior to the Interest Rate Adjustment Date for the
next succeeding Interest Rate Period, and will be the
minimum interest rate per annum and, in the case of a
floating interest rate, the Spread (if any) and the
Spread Multiplier (if any) necessary, during the
Interest Rate Period commencing on such Interest Rate Adjustment Date, in the judgement of the Remarketing
Agent, to produce a par bid in the secondary market
for this Note on the date the interest rate is
established.  Such rate will be effective for the
next succeeding Interest Rate Period for this Note
commencing on such Interest Rate Adjustment Date.
     (c)  Floating Interest Rates. The provisions
governing floating interest rates for this Note
appear below under "FLOATING INTEREST RATES."
     (d)  Failure of Remarketing Agent or Agents to
Announce Interest. In the event that (i) the
applicable Remarketing Agent has been removed or has
resigned and no successor has been appointed, or (ii)
such Remarketing Agent has failed to announce the
appropriate interest rate, Spread (if any) or Spread Multiplier (if any), as the case may be, on the
Interest Rate Adjustment Date of this Note for
whatever reason, or (iii) the appropriate interest
rate, Spread (if any), or Spread Multiplier (if any),
as the case may be, or Interest Rate Period cannot be determined for this Note for whatever reason, then the next succeeding Interest Rate Period for this
Note will be automatically converted to a Weekly Rate
Period, and the rate of interest thereon will be
equal to the Federal Funds Rate (the "Special
Interest Rate").
     (e)  Notice of Interest Rate; Binding Effect.
After any Interest Rate Adjustment Date of this Note,
the Remarketing Agent or the Callholder, as the case
may be, will notify the Company and the Trustee of
the interest rate, Spread (if any) and the Spread
Multiplier (if any).  Immediately upon receipt of
such notice, the Trustee will transmit such
information to the Depositary in accordance with the Depositary's procedures as in effect from time to time and note such rate in Annex A.  The Trustee
shall confirm to the Depositary the interest rate for
the following Interest Rate Period in accordance with
the Depositary's procedures as in effect from time to
time.  Any Beneficial Owner may contact the Trustee
or the Remarketing Agent in order to be advised of
the interest rate applicable to such Beneficial
Owner's Remarketed Notes.  No notice of the
applicable interest rate will be sent to Beneficial
Owners.
     The interest rate and other terms announced by
the Remarketing Agent, absent manifest error, will be
binding and conclusive upon the Beneficial Owners,
the Company and the Trustee.
     (f)  Conversion.    This Note may be converted
at the option of the Company to the Commercial Paper
Term Mode, Long Term Rate Mode or REPS Mode on any
Interest Rate Adjustment Date for this Note in
accordance with the procedures set forth in the
Indenture, and will be subject to mandatory tender by
the Beneficial Owner thereof as described herein on
such Interest Rate Adjustment Date. The Beneficial
Owner of this Note will be deemed to have
automatically tendered for purchase such Note on each
Interest Rate Adjustment Date upon which such
conversion occurs and will not be entitled to further
accrual of interest on this Note after such date.
                             TENDER
     This Note will be automatically tendered for
purchase, or deemed tendered for purchase, on each
Interest Rate Adjustment Date relating hereto.  Notes
will be purchased on such Interest Rate Adjustment
Date in accordance with the procedures set forth in "REMARKETING AND SETTLEMENT" or, as the case may be,
"REPS MODE" below.
                   REMARKETING AND SETTLEMENT
     Interest Rate Adjustment Date; Determination of
Interest Rate.  By 11:00 a.m., New York City time, on
the Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent will determine the interest rate for such Note being remarketed to the
nearest one hundred thousandth (0.00001) of one
percent per annum for the next Interest Rate Period
in the case of a fixed interest rate, and the Spread
(if any) and Spread Multiplier (if any) in the case
of a floating interest rate; provided, that between
11:00 a.m., New York City time, and 11:50 a.m., New
York City time, the Remarketing Agent and the Standby Remarketing Agent, if any, will use their reasonable efforts to determine the interest rate for this Note
if it is not successfully remarketed as of the
applicable deadline specified in this paragraph. In determining the applicable interest rate for this
Note and other terms, such Remarketing Agent will,
after taking into account market conditions as
reflected in the prevailing yields on fixed and
variable rate taxable debt securities, (i) consider
the principal amount of all Notes tendered or to be
tendered on such date and the principal amount of
such Notes prospective purchasers are or may be
willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be
willing to hold or purchase such Notes.
     Notification of Results; Settlement.  By 12:30
p.m., New York City time, on the Interest Rate
Adjustment Date of this Note, the applicable
Remarketing Agent will notify the Company and the
Trustee in writing (which may include facsimile or
other electronic transmission), of (i) the interest
rate or, in the case of a floating interest rate, the
initial interest rate, the Spread and Spread
Multiplier and the initial Interest Reset Date,
applicable to this Note for the next Interest Rate
Period, (ii) the Interest Rate Adjustment Date, (iii)
the Interest Payment Dates if this Notes is in the
Commercial Paper Term Mode (if other than the
Interest Rate Adjustment Date), the Long Term Rate
Mode or the REPS Mode, (iv) the optional redemption
terms, if any, and early remarketing terms, if any,
in the case of a remarketing into a Long Term Rate
Period, (v) the aggregate principal amount of all
tendered Notes and (vi) the aggregate principal
amount of such tendered Notes that such Remarketing
Agent was able to remarket, at a price equal to 100%
of the principal amount thereof plus accrued
interest, if any.  Immediately after receiving such
notice and, in any case, not later than 1:30 p.m.,
New York City time, the Trustee will transmit such
information and any other settlement information
required by the Depositary to the Depositary in
accordance with the Depositary's procedures as in
effect from time to time.
     By telephone at approximately 1:00 p.m., New
York City time, on such Interest Rate Adjustment
Date, the applicable Remarketing Agent will advise
each purchaser of this Note (or the DTC Participant
of each such purchaser who it is expected in turn
will advise such purchaser) of the principal amount
of such Notes that such purchaser is to purchase.
     Each purchaser of this Note in a remarketing
will be required to give instructions to its DTC
Participant to pay the purchase price therefor in
same day funds to the applicable Remarketing Agent
against delivery of the principal amount of this Note
by book-entry through the Depositary by 3:00 p.m.,
New York City time, on the Interest Rate Adjustment
Date.
     When tendered, or deemed tendered, this Note
will be automatically delivered to the account of the
Trustee (or such other account meeting the
requirements of the Depositary's procedures as in
effect from time to time), by book-entry through the Depositary against payment of the purchase price or redemption price therefor, on the Interest Rate
Adjustment Date relating thereto.
     The applicable Remarketing Agent will make, or
cause the Trustee to make, payment to the DTC
participant of each tendering Beneficial Owner of
Notes subject to a remarketing, by book-entry through
the Depositary by the close of business on the
Interest Rate Adjustment Date against delivery
through the Depositary of such Beneficial Owner's
tendered Notes, of the purchase price for tendered
Notes that have been sold in the remarketing.  If
this Note was purchased pursuant to a Special
Mandatory Purchase, subject to receipt of funds from
the Company or, if applicable, an institution
providing credit support, as the case may be, the
Trustee will make such payment of the purchase price
of this Notes plus accrued interest, if any, to such
date.
     The transactions described above for a
remarketing of this Note will be executed on the
Interest Rate Adjustment Date for this Note through
the Depositary in accordance with the procedures of
the Depositary, and the accounts of the respective
DTC Participants will be debited and credited and
such Notes delivered by book-entry as necessary to
effect the purchases and sales thereof, in each case
as determined in the related remarketing.
     Except as otherwise set forth below, this Note
when tendered in a remarketing will be purchased
solely out of the proceeds received from purchasers
of this Note in such remarketing, and none of the
Trustee, the applicable Remarketing Agent, any
Standby Remarketing Agent or the Company will be
obligated to provide funds to make payment upon any
Beneficial Owner's tender in a remarketing.
     Although tendered Notes will be subject to
purchase by a Remarketing Agent in a remarketing,
such Remarketing Agent and any Standby Remarketing
Agent will not be obligated to purchase any such
Notes.
     The settlement and remarketing procedures
described above, including provisions for payment by purchasers of tendered Notes or for payment to selling Beneficial Owners of tendered Notes, may be
modified to the extent required by the Depositary.
In addition, each Remarketing Agent may, in
accordance with the terms of the Indenture, modify
the settlement and remarketing procedures set forth
above in order to facilitate the settlement and
remarketing process.
     As long as the Depositary's nominee holds the certificates representing this Note in the book-entry system of the Depositary, no certificates for this
Note will be delivered by any selling Beneficial
Owner to reflect any transfer of Notes effected in
any remarketing.
     Failed Remarketing.  If on any Interest Rate
Adjustment Date for this Note the applicable
Remarketing Agent and applicable Standby Remarketing
Agent(s) have not successfully remarketed this Note,
it will be subject to Special Mandatory Purchase by
the Company, as described under "REDEMPTION AND
ACCELERATION   Special Mandatory Purchase" below.
                      TRANSFER OR EXCHANGE
     As provided in the Indenture and subject to
certain limitations therein set forth, the transfer
of this Note is registerable in the Security
Register, upon surrender of this Note for
registration of transfer at the office or agency of
the Company in any place where the principal of (and
premium, if any) and interest on this Note are
payable, duly endorsed by, or accompanied by a
written instrument of transfer in form satisfactory
to the Company and the Security Registrar duly
executed by, the Holder hereof or his attorney duly
authorized in writing, and thereupon one or more new
Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee
or transferees.
     The Notes are issuable only in registered form
without coupons and, except for such Notes issued in book-entry form, only in denominations of $100,000 and any integral multiple of $1,000.  As provided in
the Indenture and subject to certain limitations
therein set forth, this Note is exchangeable for a
like aggregate principal amount of Notes of this
series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such
registration of transfer or exchange, but the Company
may require payment of a sum sufficient to cover any
tax or other governmental charge payable in
connection therewith.
     Prior to due presentment of this Note for
registration of transfer, the Company or the Trustee
and any agent of the Company or the Trustee may treat
the Person in whose name this Note is registered as
the owner hereof for all purposes, whether or not
this Note be overdue, and neither the Company, the
Trustee nor any such agent shall be affected by
notice to the contrary.
                  REDEMPTION AND ACCELERATION
     Special Mandatory Purchase. Subject to certain exceptions, if on any Interest Rate Adjustment Date for this Note, the applicable Remarketing Agent and
applicable Standby Remarketing Agent(s) have not
remarketed all the Notes, Notes that have not been
remarketed are subject to Special Mandatory Purchase
by the Company.  The Company shall be obligated to
pay all accrued and unpaid interest, if any, on
unremarketed Notes to such Interest Rate Adjustment
Date.  Payment of the principal amount of
unremarketed Notes by the Company, and payment of
accrued and unpaid interest, if any, by the Company,
will be made by deposit of same-day funds with the
Trustee (or such other account meeting the
requirements of the Depositary's procedures as in
effect from time to time) irrevocably in trust for
the benefit of the Beneficial Owners of Notes subject
to Special Mandatory Purchase by 3:00 p.m., New York
City time, on such Interest Rate Adjustment Date.
     Failure by the Company to purchase this Note
pursuant to a Special Mandatory Purchase will
constitute an Event of Default under the Indenture in
which event the date of such failure shall constitute
a date of Maturity for this Note and the principal
thereof may be declared due and payable in the manner
and with the effect provided in the Indenture.
Following such failure to pay pursuant to a Special
Mandatory Purchase, this Note will bear interest at
the Special Interest Rate as provided above "INTEREST
RATE."
     Optional Redemption on any Interest Rate
Adjustment Date. This Note is subject to redemption
at the option of the Company in whole or in part on
any Interest Rate Adjustment Date relating thereto
without notice to the holders thereof at a redemption
price equal to 100% of the principal amount set forth
in Annex A hereto.
     Redemption While This Note is in the Long Term
Rate Mode. If this Note is in the Long Term Rate
Mode, it is subject to redemption at the option of
the Company at the times and upon the terms specified
at the time of conversion to or within such Long Term
Rate Mode as set forth in Annex A hereto.
     Notice of redemption shall be given by mail to
the registered owner of this Note, not less than 30
nor more than 60 days prior to the Redemption Date,
all as provided in the Indenture.  The Company shall
not be required to (a) issue, register the transfer
of or exchange Notes of this series during a period
beginning at the opening of business 15 days before
the day of the mailing of the relevant notice of
redemption and ending at the close of business on the
day of such mailing or (b) register the transfer of
or exchange any Notes selected for redemption, in
whole or in part, except the unredeemed portion of
any Note being redeemed in part.
     In the event of redemption of this Note in part
only, a new Note or Notes of this series, of like
tenor, for the unredeemed portion hereof will be
issued in the name of the registered owner hereof
upon the cancellation hereof.
     Allocation.  Except in the case of a Special
Mandatory Purchase, if this Note is to be redeemed in
part, the Depositary, after receiving notice of
redemption specifying the aggregate principal amount
of this Note to be so redeemed, will determine by lot
(or otherwise in accordance with the procedures of
the Depositary) the principal amount this Note to be
redeemed from the account of each DTC Participant.
After making its determination as described above,
the Depositary will give notice of such determination
to each DTC Participant from whose account this Notes
is to be redeemed.  Each such DTC Participant, upon
receipt of such notice will in turn determine the
principal amount of this Note to be redeemed from the
accounts of the Beneficial Owners of this Note for
which it serves as DTC Participant, and give notice
of such determination to the Remarketing Agent.
     Acceleration.  If any Event of Default with
respect to the Notes shall occur and be continuing,
the principal of the Notes may be declared due and
payable in the manner and with the effect provided in
the Indenture.
                           REPS MODE
     Notwithstanding anything herein to the contrary,
the provisions of this section shall apply to this
Note when it is in a REPS Mode and shall supersede
any conflicting provisions of general applicability
contained elsewhere herein, during the period from,
and including, the commencement of a REPS Rate Period
to, but excluding, the next succeeding Interest Rate Adjustment Date (or, if the Callholder does not elect to purchase this Note on the applicable REPS
Remarketing Date designated for such REPS Mode or if
after electing to so purchase this Note the
Callholder fails to so purchase this Note for any
reason, to the REPS Remarketing Date).  During the
period in which this Note is in a REPS Mode, this
Note shall bear interest and be subject to
remarketing by the applicable Callholder designated
by the Company as described herein and identified in
Annex A hereto.
     With respect to this Note in the REPS Rate
Period commencing on the Original Issue Date,
references herein to (i) the Callholder and REPS
Remarketing Date shall mean the Initial Callholder
and the Initial REPS Remarketing Date and (ii) the
Interest Rate Adjustment Date on which the REPS Rate
Period commences shall mean the Original Issue Date.
     (a)  Interest to REPS Remarketing Date.  The
Interest Rate Period for this Note in the REPS Mode
will be established by the Company (as described
under "INTEREST RATE" above) as a period of more than
364 days and not exceeding the remaining term to the
Stated Maturity of this Note; provided, however, that
such Interest Rate Period must end on the day prior
to an Interest Payment Date for this Note.  A REPS
Rate Period shall consist of the period to and
excluding the REPS Remarketing Date and the period
from and including the REPS Remarketing Date to but
excluding the next succeeding Interest Rate
Adjustment  Date (set forth in Annex A hereto), or,
if the Remarketing Agent does not purchase the Notes
thereon, the Interest Rate Adjustment Date.  The
interest rate and, in the case of a floating interest
rate, the Spread (if any), and the Spread Multiplier
(if any), to the REPS Remarketing Date for this Note
if it is in the REPS Mode will be determined not
later than 11:50 a.m., New York City time, on the
Interest Rate Adjustment Date of this Note, which for
the REPS Mode is the first day of each Interest Rate
Period for this Note.   Such interest rate will be
the minimum rate of interest and, in the case of a floating interest rate, Spread (if any) and Spread
Multiplier (if any) necessary in the judgment of such Callholder to produce a par bid in the secondary market for this Note on the date the interest is established. The designated REPS Remarketing Date shall be an Interest Payment Date within such Interest Rate Period.
     (b)  Mandatory Tender.  Provided that the
Callholder gives notice to the Company and the Trustee on or before the Notification Date of its intention to purchase the Notes for remarketing, this Note will be automatically tendered to such Callholder for purchase on the applicable REPS
Remarketing Date, except in the circumstances described under "Conversion or Redemption" below.
The purchase price for the tendered Notes to be paid by the Callholder will be equal to 100% of the aggregate principal amount thereof. When this Note is tendered to the Callholder for remarketing, the Callholder may remarket the Note for its own account at varying prices to be determined by the Callholder at the time of each sale. If the Callholder elects to remarket the Note, the obligation of the Callholder to purchase the Note on the REPS
Remarketing Date is subject to certain condition including no material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to this Note shall have occurred and be continuing.
     (c)  Remarketing; Reps Coupon Reset Rate.  The
Reps Coupon Reset Rate will be determined by the Callholder by 3:30 p.m., New York City time, on the Determination Date to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of the Base Rate and the Applicable Spread, which will be based on the Dollar
Price of the Notes as of the REPS Remarketing Date.
     (d)  Notification of Results; Settlement.
Provided the Callholder has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tendered Notes on the REPS Remarketing Date, the Callholder will notify the Company, the Trustee and the Depositary by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the Reps Coupon
Reset Rate.
     If the Callholder does not elect to purchase this Note for remarketing on the REPS Remarketing
Date or if the Callholder gives notice of its election to remarket this Note but for any reason does not purchase all tendered Notes on the REPS
Remarketing Date, then this Note will be subject to remarketing on such date by a Remarketing Agent appointed by the Company in the Commercial Paper Term
Mode or the Long Term Rate Mode or a new REPS Mode established by the Company; provided that, in such case, the notice period required for conversion shall be the lesser of ten (10) days and the period commencing the date that the Callholder notifies the Company that it will not purchase the Notes for remarketing on the REPS Remarketing Date or fails to so purchase, as the case may be.
     The tendered Note will be automatically
delivered to the account of the Trustee, by book-entry through the Depositary pending payment of the purchase price therefor, on the applicable REPS
Remarketing Date.
     The Callholder will make or cause the Trustee to make payment to the Participant of each tendering
Beneficial Owner of Notes, by book-entry through the Depositary by the close of business on the REPS
Remarketing Date against delivery through the Depositary by the close of business on the REPS
Remarketing Date of such Beneficial Owner's tendered
Notes.
     The transactions described above will be executed on the REPS Remarketing Date through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective DTC Participants will be debited and credited and the Notes delivered by book-entry as necessary to effect the purchases and sales thereof.
     Transactions involving the sale and purchase of the Notes remarketed by a Callholder on or after a REPS Remarketing Date will settle in immediately available funds through the Depositary's Same-Day
Funds Settlement System.
     The tender and settlement procedures described above, including provisions for payment by purchasers of Notes in the remarketing or for payment to selling Beneficial Owners of tendered Notes, may be modified, notwithstanding any contrary terms of the Indenture, to the extent required by the Depositary or, if the book-entry system is no longer available this Note at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of this
Note in certificated form. In addition, the Callholder may, notwithstanding any contrary terms of the Indenture, modify the settlement procedures set forth above in order to facilitate the settlement process.
     As long as the Depositary's nominee holds the certificates representing any Notes in the book-entry system of the Depositary, no certificates for this Note will be delivered by any selling Beneficial
Owner to reflect any transfer of such Notes effected in the remarketing. In addition, under the terms of this Note, the Company has agreed that, notwithstanding any provision to the contrary set forth in the Indenture, (a) it will use reasonable commercial efforts to maintain this Note in book-entry form with the Depositary or any successor thereto and to appoint a successor depositary to the extent necessary to maintain this Note in book-entry form and (b) it will waive any discretionary right it otherwise has under the Indenture to cause this Note to be issued in certificated form.
     (e)  Conversion or Redemption.  If the
Callholder elects to remarket the Notes on the REPS Remarketing Date, this Note will be subject to mandatory tender to the Callholder for remarketing on such date, subject to the Company's right to convert the Note to a new Interest Rate Mode or to redeem the Note from the Callholder, in each case as described in the next sentence. The Company will notify the Callholder and the Trustee not later than the Business Day immediately preceding the Determination
Date if the Company irrevocably elects to exercise its right to either convert the Note to a new
Interest Rate Mode or to redeem the Note from the Callholder at the Optional Redemption Price, in each case, on the applicable REPS Remarketing Date.
     In the event that the Company irrevocably elects to convert the Note to a new Interest Rate Mode, then as of the REPS Remarketing Date, this Note will be subject to remarketing on such date by a Remarketing
Agent appointed by the Company in a new REPS Mode, a Long Term Rate Mode or a Commercial Paper Term Mode established by the Company in accordance with the procedures set forth herein; provided that, in such case, the notice required for conversion shall be given no later than the Initial Determination Date.
In such case, the Company shall pay to the Initial
Callholder the excess of the Dollar Price of the Notes over 100% of the principal amount of the Notes in same-day funds by wire transfer to an account designated by the Initial Callholder.
     In the event that the Company irrevocably elects to redeem this Note from the Callholder, it shall pay such Callholder the Optional Redemption Price in same-day funds by wire transfer to an account designated by the Callholder on the REPS Remarketing
Date.
     If notice has been given as provided in the Indenture and funds for the redemption of this Note called for redemption shall have been made available on the redemption date referred to in such notice, this Note shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Callholder from and after the redemption date shall be to receive payment of the Optional Redemption Price upon surrender of this
Note in accordance with such notice.
                    FLOATING INTEREST RATES
     While this Note bears interest in the Long Term
Rate Mode or the REPS Mode (with respect to the period from, and including, the Interest Rate
Adjustment Date commencing such period to, but excluding, the REPS Remarketing Date), the Company may elect a floating interest rate by providing a notice, which will be submitted or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent (a "Floating Interest Rate Notice") for such Note not less than ten (10) days prior to the Interest Rate Adjustment Date for such Long Term
Rate Period or REPS Rate Period.  The Floating
Interest Rate Notice must identify by CUSIP number or otherwise the portion of the Note to which it relates and state the Interest Rate Period (or portion thereof, in the case of the REPS Mode) therefor to which it relates. Each Floating Interest Rate Notice must also state the Interest Rate Basis or Bases, the initial Interest Reset Date, the Interest Reset
Period and Interest Reset Dates, the Interest Rate
Period and Interest Payment Dates, the Index Maturity and the Floating Rate Maximum Interest Rate and/or
Floating Rate Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Floating Interest Rate
Notice will also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity
Index and Designated CMT Telerate Page, respectively.
     If this Note bears interest at a floating rate in a Long Term Rate Period or REPS Rate Period, such
Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or
(b) multiplied by the Spread Multiplier, if any, specified by the Remarketing Agent, in the case of a Long Term Rate Period, or the Callholder, in the case of a REPS Rate Period. Commencing on the Interest
Rate Adjustment Date for such Interest Rate Period, the rate at which interest on such Note will be payable will be reset as of each Interest Reset Date during such Interest Rate Period specified in the applicable Floating Interest Rate Notice.
     The applicable floating interest rate on this Note during any Interest Rate Period will be determined by reference to the applicable Interest
Rate Basis or Interest Rate Bases, which may include
(i) the CD Rate, (ii) the CMT Rate, (iii) the Federal
Funds Rate, (iv) LIBOR, (v) the Prime Rate, (vi) the
Treasury Rate or (vii) such other Interest Rate Basis or interest rate formula as may be specified in the applicable Floating Interest Rate Notice (each, an
"Interest Rate Basis").
     Unless otherwise specified in the applicable
Floating Interest Rate Notice, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Floating Interest Rate Notice, the interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date or
(ii), if such day is not an Interest Reset Date, the interest rate determined as of the Interest
Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset
Date would otherwise be a day that is not a Business
Day, such Interest Reset Date will be postponed to the next succeeding Business Day, unless LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, in which case such Interest Reset Date will be the immediately preceding Business Day. In addition, if the Treasury
Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business
Day.
     The applicable Floating Interest Rate Notice will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Floating Interest Rate Notice, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week
(unless the Treasury Rate is an applicable Interest
Rate Basis, in which case the Tuesday of each week except as described below); (iii) monthly, the third
Wednesday of each month; (iv) quarterly, the third
Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in the applicable Floating
Interest Rate Notice; and (vi) annually, the third
Wednesday of the month specified in the applicable
Floating Interest Rate Notice.
     The interest rate applicable to each Interest
Reset Period commencing on the related Interest Reset
Date will be the rate determined as of the applicable
Interest Determination Date.  The "Interest
Determination Date" with respect to the CD Rate, the CMT Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index
Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest
Determination Date" with respect to the Treasury Rate will be the day within the week in which the applicable Interest Reset Date falls upon which day
Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday);
provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest
Reset Date, the "Interest Determination Date" will be such preceding Friday. If the interest rate of this
Note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in the applicable Floating Interest Rate
Notice, the "Interest Determination Date" pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest
Rate Basis is determinable. Each Interest Rate Basis will be determined as of such date, and the applicable interest rate will take effect on the related Interest Reset Date.
     Either or both of the following may also apply to the floating interest rate on this Note for an Interest Rate Period: (i) a floating rate maximum interest rate, or ceiling, that may accrue during any Interest Reset Period (the "Floating Rate Maximum
Interest Rate") and (ii) a floating rate minimum interest rate, or floor, that may accrue during any Interest Reset Period (the "Floating Rate Minimum
Interest Rate").  In addition to any Floating Rate
Maximum Interest Rate that may apply, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.
     Except as provided below or in the applicable
Floating Interest Rate Notice, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third
Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Floating Interest Rate
Notice; (ii) quarterly, on the third Wednesday of March, June, September and December of each year;
(iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable
Floating Interest Rate Notice; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Floating Interest Rate
Notice and, in each case, on the Business Day immediately following the applicable Long Term Rate
Period or REPS Rate Period, as the case may be. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period or REPS Rate
Period, as the case may be) would otherwise be a day that is not a Business Day, such Interest Payment
Date will be postponed to the next succeeding
Business Day, except that if LIBOR is an applicable
Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest
Payment Date will be the immediately preceding
Business Day.
     All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all
amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).
     Accrued floating rate interest will be
calculated by multiplying the principal amount of the this Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in the applicable Floating Interest Rate
Notice, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Federal Funds Rate, LIBOR or the
Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT
Rate or the Treasury Rate. Unless otherwise specified in the applicable Floating Interest Rate
Notice, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable
Interest Rate Bases applied as specified in the applicable Floating Interest Rate Notice.
     If this Note bears interest at a floating rate, the applicable Remarketing Dealer will determine the interest rate in effect from the Interest Rate
Adjustment Date for this Note to the initial Interest
Reset Date. A calculation agent selected by the Company (a "Calculation Agent") will determine the interest rate in effect for each Interest Reset
Period thereafter.  Upon request of the Beneficial
Owner of this Note, after any Interest Rate
Adjustment Date, the Calculation Agent or the
Remarketing Dealer will disclose the interest rate and, in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and
Spread Multiplier (if any), and in each case the other terms applicable to this Note then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. Except as described herein if this Note is earning interest at floating rates, no notice of the applicable interest rate, Spread (if any) or Spread Multiplier (if any) will be sent to the Beneficial Owner of this Note.
     Unless otherwise specified in the applicable
Floating Interest Rate Notice, the "Calculation
Date," if applicable, pertaining to any Interest
Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination
Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment
Date or Maturity, as the case may be.
     CD Rate.  If an Interest Rate Basis for this
Note is specified in the applicable Floating Interest
Rate Notice as the "CD Rate," the CD Rate shall mean, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate
Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Floating Interest Rate Notice as published in H.15(519) under the heading "CDs (Secondary
Market)," or, if not published by 3:00 p.m., New York
City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Floating Interest Rate Notice as published in Composite Quotations under the heading
"Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related
Calculation Date, then the CD Rate on such CD Rate
Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest
Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollars certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index
Maturity specified in the applicable Floating
Interest Rate Notice in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination
Date will be the CD Rate in effect on such CD Rate
Interest Determination Date.
     CMT Rate.  If an Interest Rate Basis for this
Note is specified in the applicable Floating Interest
Rate Notice as the "CMT Rate," the CMT Rate shall mean, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the CMT Rate (a "CMT
Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury
Constant Maturities ... Federal Reserve Board Release
H.15 ... Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate
Page is 7055, the rate on such CMT Rate Interest
Determination Date and (ii) if the Designated CMT
Telerate Page is 7052, the weekly or monthly average, as specified in the Floating Interest Rate Notice, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related
Calculation Date, then the CMT Rate for such CMT Rate
Interest Determination Date will be such treasury constant maturity rate for the Designated CMT
Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York City time, on the related
Calculation Date, then the CMT Rate on such CMT Rate
Interest Determination Date will be such treasury constant maturity rate for the Designated CMT
Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT
Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve
System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in
H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related
Calculation Date, then the CMT Rate on the CMT Rate
Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United
States government securties dealers (each, a "Reference Dealer") in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT
Maturity Index minus one year.  If the Calculation
Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New
York City time, on such CMT Rate Interest
Determination Date of three Reference Dealers in the City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity
Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT
Rate determined as of such CMT Rate Interest
Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two
Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT
Maturity Index, the Calculation Agent, after consultation with the Company, will obtain from five
Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.
     Federal Funds Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating
Interest Rate Notice, as the "Federal Funds Rate", the Federal Funds Rate means, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate
Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds
(Effective)" or, if not published by 3:00 p.m., New
York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite
Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination
Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in the City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest
Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal
Funds Rate determined as of such Federal Funds Rate
Interest Determination Date will be the Federal Funds
Rate in effect on such Federal Funds Rate Interest
Determination Date.
     LIBOR. If an Interest Rate Basis for this Note is specified in the applicable Floating Interest Rate
Notice as "LIBOR," LIBOR shall mean the rate determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR
Interest Determination Date") in accordance with the following provisions:
     (i) If (a) "LIBOR Reuters" is specified in the applicable Floating Interest Rate Notice, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index
     Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on the applicable Interest Reset
     Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified in the applicable Floating Interest Rate Notice, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Floating Interest
     Rate Notice as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in the applicable Floating Interest Rate Notice, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest
     Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR
     Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.
     (ii) With respect to a LIBOR Interest
     Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause(i) above, the Calculation
     Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index
     Currency for the period of the Index Maturity specified in the applicable Floating Interest
     Rate Notice, commencing on the applicable
     Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest
     Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest
     Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable
     Principal Financial Center, on such LIBOR
     Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index
     Maturity specified in the applicable Floating
     Interest Rate Notice and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest
     Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.
     Prime Rate.  If an Interest Rate Basis for this
Note is specified in the applicable Floating Interest
Rate Notice as the "Prime Rate," Prime Rate shall mean, with respect to any Interest Determination Date relating to this Note for which the interest rate is determined with reference to the Prime Rate (a "Prime
Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen U.S. PRIME 1 Page as such bank's prime rate or base lending rate as in effect for such Prime
Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen U.S. PRIME 1
Page for such Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks
(which may include the Calculation Agent) in the City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than four such quotations are so provided, the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in the City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies (which may include the Calculation Agent) as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, have total equity capital of at least U.S. $500 million and are each subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate
Interest Determination Date.
     Treasury Rate. If an Interest Rate Basis for this Note is specified in the applicable Floating
Interest Rate Notice as the "Treasury Rate," Treasury
Rate means, with respect to any Interest
Determination Date relating to this Note for which the interest rate is determined with reference to the Treasury Rate (a "Treasury Rate Interest
Determination Date"), as the rate from the auction held on such Treasury Rate Interest Determination
Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index
Maturity specified in the applicable Floating
Interest Rate Notice, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 p.m., New York City time, on the related Calculation
Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury
Bills having the Index Maturity specified in the applicable Floating Interest Rate Notice are not reported as provided above by 3:00 p.m., New York
City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent, and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Remarketing
Agent or its affiliates) selected by the Calculation
Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Floating Interest Rate Notice; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate
Interest Determination Date.
                        OTHER PROVISIONS
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time
Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Note shall be governed by and construed in accordance with the laws of The State of New York. ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM  -- as tenants in common        UNIF GIFT MIN ACT--_____ CUSTODIAN____
 TEN ENT  -- as tenants by the entireties                   (Cust)       (Minor)
 JT TEN   -- as joint tenants with right  Under Uniform Gifts to Minors Act of survivorship and not as
             tenants in common             ___________________________
                                        (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s),assign(s) and transfer(s) unto
 Please Insert Social Security or
 Other Identifying Number of Assignee


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL
ZIP CODE OF ASSIGNEE


the within Security of TECO Energy, Inc. and does hereby irrevocably constitute and appoint

__________________________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ANNEX A

                    Remarketed Note Due 2038

                  Initial Interest Rate Period

CUSIP Number:
Principal Amount:      $150,000,000
Original Issue Date:   September __, 1998
Issue Price:           100%
Stated Maturity:       September 15, 2038
Initial Interest Rate: [_____] % per annum
Interest Payment Dates:  September 15 and March 15, commencing
     March 15, 1999
Record Dates:          Fifteenth calendar day immediately
                       preceding the related Interest Payment
                       Date whether or not a Business Day
Initial Callholder:    Morgan Stanley & Co. Incorporated
Initial REPS
Remarketing Date:      September 15, 2001
REPS Period:           September 15, 2001 up to, but excluding,
                       September 15, 2011
Base Rate:             [_____] %
REPS Coupon Reset Rate:
Reference Corporate Dealers:
Reference Treasury Dealers:

               Subsequent Interest Rate Period(s)

CUSIP Number:
Principal Amount:
Interest Rate Adjustment Date:
Record Date(s):
Interest Payment Date(s):
Interest Rate Mode:
     [  ] Commercial Paper Term Mode
     [  ]      Long Term Rate Mode
     [  ] REPS Mode
          [  ] Callholder:
          [  ] REPS Remarketing Date:
          [  ] REPS Rate Period:
          [  ] Base Rate:
          [  ] Reps Coupon Reset Rate:
          [  ] Reference Corporate Dealers:
          [  ] Reference Treasury Dealers:

Interest Rate:
     [  ] Fixed Rate:
     [  ] Floating Rate:
               Calculation Agent:  . . . . . . . . . . . . . . . . . .
               Initial Interest Rate to Initial Interest Reset
Date:
     Interest Rate Basis(es):
     [  ] CD Rate
          Index Maturity:
     [  ] CMT Rate
          Index Maturity:
          Designated CMT Telerate Page:
     [  ] Commercial Paper Rate
          Index Maturity:
     [  ] Federal Funds Rate
     [  ] LIBOR
          [ ]  LIBOR Reuters
                    Index Currency:
                    Index Maturity:
          [ ]  LIBOR Telerate
                    Index Currency:
                    Index Maturity:
     [  ] Prime Rate
     [  ] Treasury Rate
               Index Maturity:
Spread (+/-):
Spread Multiplier:
Floating Rate Maximum Interest Rate:
Floating Rate Minimum Interest Rate:
Initial Interest Reset Date:
Interest Reset Date:
Interest Reset Period(s):
Day Count Convention:
     [  ] Actual/360
     [  ] Actual/Actual
     [  ] 30/360
Applicable Interest Rate Basis:
Optional Redemption Provisions (Long Term Rate Mode):
     Applicable Redemption Period            Redemption Price





     Other or Alternative Terms of Optional Repayment:

Early Remarketing Provisions (Long Term Rate Mode):
     Initial Early Remarketing Date:_____________
     Initial Early Remarketing Premium:__________
     Annual Early Remarketing Premium Percentage
Reduction:_________
     Other or Alternative Terms of Early Remarketing:
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________

Other Provisions:
     _______________________________________________________________
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